Exhibit 99.1

Commerce Announces Second Quarter 2025 Financial Results

Second Quarter Total Revenue of $84.4 Million, an Increase of 3% Versus Prior Year. Total ARR of $354.6 Million, an Increase of 3% Versus Prior Year. Enterprise ARR of $269.3 Million, an Increase of 6% Versus Prior Year

AUSTIN, Texas – July 31, 2025 – Commerce.com, Inc. (Nasdaq: BIGC) (formerly BigCommerce Holdings, Inc.), a provider of an open, intelligent ecosystem of technology solutions that empower businesses to unlock data potential and deliver seamless, personalized experiences at scale, today announced financial results for its second quarter ended June 30, 2025. Earlier this morning, BigCommerce announced the launch of its new parent brand, Commerce, and that it has officially changed its corporate name to Commerce.com, Inc. (“Commerce” or the “Company”), unifying BigCommerce, Feedonomics and Makeswift to power the next era of agentic commerce. In connection with the name change and rebranding, the Company will change its ticker to the symbol “CMRC” on the Nasdaq Global Market effective on or about August 1, 2025.

“The second quarter was a defining period for our company, and today we mark an important milestone as we reintroduce ourselves as Commerce,” said Travis Hess, CEO of Commerce. “The strategy, product and go-to-market engine we have built over the past year came together behind a singular focus: powering an AI-driven commerce ecosystem at scale. Our transformation phase is over. We have moved fully into execution and growth.”

Second Quarter Financial Highlights:

•
Total revenue was $84.4 million, up 3% compared to the second quarter of 2024.
•
Total annual revenue run-rate (“ARR”) as of June 30, 2025 was $354.6 million, up 3% compared to June 30, 2024.
•
Subscription solutions revenue was $63.7 million, up 3% compared to the second quarter of 2024.
•
ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $269.3 million as of June 30, 2025, up 6% from June 30, 2024.
•
ARR from Enterprise Accounts as a percent of total ARR was 76% as of June 30, 2025, compared to 73% as of June 30, 2024.
•
GAAP gross margin was 79%, compared to 76% in the second quarter of 2024. Non-GAAP gross margin was 80%, compared to 77% in the second quarter of 2024.

Other Key Business Metrics

•
Number of enterprise accounts was 5,803, down 3% compared to the second quarter of 2024.
•
Average revenue per account (“ARPA”) of enterprise accounts was $46,403, up 9% compared to the second quarter of 2024.
•
Revenue in the United States grew by 3% compared to the second quarter of 2024.
•
Revenue in EMEA grew by 7% and revenue in APAC declined by 4% compared to the second quarter of 2024.

Loss from Operations and Non-GAAP Operating Income (Loss)

•
GAAP loss from operations was ($6.8) million, compared to ($13.5) million in the second quarter of 2024.
•
Included in GAAP loss from operations was a restructuring charge of $1.6 million.

Exhibit 99.1

•
Non-GAAP operating income was $4.8 million, compared to $1.9 million in the second quarter of 2024.

Net Income (Loss) and Earnings Per Share

•
GAAP net loss was ($8.4) million, compared to ($11.3) million in the second quarter of 2024.
•
Non-GAAP net income was $3.2 million or 4% of revenue, compared to $4.1 million or 5% of revenue in the second quarter of 2024.
•
GAAP basic net loss per share was ($0.10) based on 80.1 million shares of common stock, compared to ($0.15) based on 77.5 million shares of common stock in the second quarter of 2024.
•
Non-GAAP basic net income per share was $0.04 based on 80.1 million shares of common stock, compared to $0.05 based on 77.5 million shares of common stock in the second quarter of 2024.

Adjusted EBITDA

•
Adjusted EBITDA was $5.7 million, compared to $3.0 million in the second quarter of 2024.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $135.6 million as of June 30, 2025.
•
For the three months ended June 30, 2025, net cash provided by operating activities was $13.6 million, compared to $11.7 million provided by operating activities for the same period in 2024. We reported free cash flow of $11.9 million in the three months ended June 30, 2025.

Business Highlights:

Corporate Highlights

•
Former Adobe Fellow and Vice President of Technology Anil Kamath joined the Company’s Board of Directors.
•
In July, BigCommerce scored 24 out of 24 total medals in the 2025 Paradigm B2B Combines for Digital Commerce Solutions (Enterprise and Midmarket Editions) for the third consecutive year. The Company advanced its rankings in five categories in both Editions and achieved more Gold medals in Midmarket than other platforms.
•
In July, BigCommerce also announced the launch of the B2B Quick Start Accelerator, a partner-led implementation program built to help mid-market B2B sellers launch faster, reduce risk and realize ROI sooner.
•
TrustRadius recognized Commerce with a 2025 Top Rated Award for ecommerce, based on the Company’s strong customer reviews.

Customer Highlights

•
Minerva Beauty, a large salon and spa equipment showroom in the United States, launched a new storefront in partnership with Commerce agency partner Forix, featuring a custom shipping app that improves service and transparency for clients.

Exhibit 99.1

•
Great Star Tools, a leading manufacturer of innovative hand and power tools, used Commerce’s Multi-Storefront functionality to build B2B and B2C sites for its companies Primeline Parts and Arrow Tool Group.
•
Belami e-Commerce, a fast-growing online retailer and ecommerce services provider launched three storefronts on Catalyst and Makeswift using Commerce’s Multi-Storefront functionality and leveraging Commerce’s integration with PayPal Fastlane.
•
NanoTemper Technologies, a manufacturer of high-quality biophysical instruments and solutions that deliver reliable, precise results to customers, primarily laboratories, across Europe and the United States, launched a new storefront using Commerce’s B2B Edition.
•
Bright SG, a software company that provides cloud-based solutions for accounting, payroll, and HR to businesses across the UK and Ireland, worked with Commerce partner Brave Bison to implement a custom recurring payment solution using Stripe and Bright’s ERP system, Maxio, along with a custom WordPress integration.

Partner Highlights

•
In June, Commerce announced their customers now have access to cutting-edge AI-powered search engine Perplexity to optimize visibility and relevance for brands in AI search results. Commerce now provides Perplexity with pre-optimized, structured product data, ensuring that the LLM understands and recognizes merchants’ products, leading to superior search results that favor the brand.
•
In July, Commerce announced a deepened partnership with Google Cloud to accelerate merchant performance using Google Cloud's next-generation AI tools.
•
In July, Commerce announced the launch of a powerful ecommerce accelerator purpose-built for the UK building materials industry. Developed in collaboration with leading digital agency Brave Bison, Product Information Management technology provider Pimberly, and construction industry consultant The Journey, the “Branch of the Future” accelerator provides building merchants with a comprehensive toolkit to digitize operations, meet the expectations of next-generation buyers and future-proof their businesses.

Q3 and 2025 Financial Outlook:

For the third quarter of 2025, we currently expect:

•
Total revenue between $85 million to $87 million.
•
Non-GAAP operating income is expected to be between $2.3 million to $3.3 million.

For the full year 2025, we currently expect:

•
Total revenue between $339.6 million and $346.6 million.
•
Non-GAAP operating income between $19 million and $25 million.

Our third quarter and 2025 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for loss from operations , the most directly comparable GAAP measure to Non-GAAP operating income, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating income and Non-GAAP income per share and these comparable GAAP measures without unreasonable effort due to the

Exhibit 99.1

unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

The financial results and business highlights will be discussed on a conference call and webcast scheduled at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, July 31, 2025. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “Commerce conference call.” The live webcast of the conference call can be accessed from Commerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, August 7, 2025, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 7863771. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About Commerce

Commerce empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Harvey Nichols, King Arthur Baking Co., Melissa & Doug, Mizuno, Patagonia, Perry Ellis, Puma, SportsShoes, and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our ability to successfully execute our rebranding initiative, our increased focus on AI enablement, market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and fiscal 2025 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and

Exhibit 99.1

Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2024 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Commerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Commerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and non-enterprise plans.

Average Revenue Per Account

We calculate average revenue per account ("ARPA") for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of gross merchandise volume ("GMV") processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

Exhibit 99.1

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible notes extinguishment, interest income, interest expense, other expense, and our provision or benefit for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, software impairments, accelerated depreciation and amortization, and professional services costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income (Loss)

We define Non-GAAP Operating Income (Loss) as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Income (Loss)

We define Non-GAAP Net Income (Loss) as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net loss.

Non-GAAP Basic and Dilutive Net Income (Loss) per Share

We define Non-GAAP Basic and Dilutive Net Income (Loss) per Share as our Non-GAAP net income (loss), defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow provided by (used in) operating activities less our cash paid for website domain name and GAAP purchases of property, equipment, leasehold improvements and capitalized internal-use software (Capital Expenditures). The most directly comparable GAAP measure is our cash flow provided by (used in) operating activities.

BigCommerce,® the Commerce logo, and other brands are the trademarks or registered trademarks of BigCommerce Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@Commerce.com InvestorRelations@Commerce.com

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$46,265	$88,877
Restricted cash	1,164	1,479
Marketable securities	88,190	89,283
Accounts receivable, net	51,767	48,117
Prepaid expenses and other assets, net	14,722	14,641
Deferred commissions	7,556	8,822
Total current assets	209,664	251,219
Property and equipment, net	8,983	9,128
Operating lease, right-of-use-assets	7,114	1,993
Prepaid expenses and other assets, net of current portion	5,797	3,146
Deferred commissions, net of current portion	4,143	5,559
Intangible assets, net	14,906	17,317
Goodwill	51,927	51,927
Total assets	$302,534	$340,289
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,775	$7,018
Accrued liabilities	3,464	3,194
Deferred revenue	55,738	46,590
Operating lease liabilities	1,766	2,438
Other liabilities	28,538	28,766
Total current liabilities	98,281	88,006
Convertible notes	157,545	216,466
Operating lease liabilities, net of current portion	6,709	1,680
Other liabilities, net of current portion	1,233	768
Total liabilities	263,768	306,920
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	669,068	654,905
Accumulated other comprehensive income	114	145
Accumulated deficit	(630,423)	(621,688)
Total stockholders’ equity	38,766	33,369
Total liabilities and stockholders’ equity	$302,534	$340,289

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Revenue	$84,433	$81,829	$166,803	$162,189
Cost of revenue (1)	17,739	19,811	34,723	38,250
Gross profit	66,694	62,018	132,080	123,939
Operating expenses:
Sales and marketing(1)	35,071	34,425	65,437	66,857
Research and development(1)	18,310	20,287	37,516	40,275
General and administrative(1)	15,855	15,436	29,499	30,365
Amortization of intangible assets	2,520	2,452	4,855	4,919
Acquisition related costs	111	334	444	667
Restructuring charges	1,614	2,572	3,526	2,572
Total operating expenses	73,481	75,506	141,277	145,655
Loss from operations	(6,787)	(13,488)	(9,197)	(21,716)
Gain on convertible note extinguishment	0	0	3,931	0
Interest income	1,171	3,196	2,471	6,374
Interest expense	(2,522)	(720)	(5,065)	(1,440)
Other expense	(23)	(111)	(130)	(443)
Loss before provision for income taxes	(8,161)	(11,123)	(7,990)	(17,225)
Provision for income taxes	(221)	(132)	(745)	(422)
Net loss	$(8,382)	$(11,255)	$(8,735)	$(17,647)
Basic net loss per share	$(0.10)	$(0.15)	$(0.11)	$(0.23)
Shares used to compute basic net loss per share	80,122	77,456	79,482	77,041

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Cost of revenue	$720	$1,028	$1,466	$1,684
Sales and marketing	1,820	3,138	3,595	5,005
Research and development	2,740	3,273	5,782	6,749
General and administrative	2,045	2,582	1,901	5,174

Exhibit 99.1

Commerce.com, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Cash flows from operating activities
Net loss	$(8,382)	$(11,255)	$(8,735)	$(17,647)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,845	3,512	8,126	6,998
Amortization of discount on convertible notes	165	497	352	994
Amortization of premium on convertible notes	(408)	0	(810)	0
Stock-based compensation expense	7,236	10,009	12,445	18,397
Provision for expected credit losses	1,598	850	2,528	1,713
Gain on convertible notes extinguishment	0	0	(3,931)	0
Other	0	(37)	0	(37)
Changes in operating assets and liabilities:
Accounts receivable	(9,005)	(6,790)	(5,985)	(9,378)
Prepaid expenses and other assets	2,159	3,935	(2,925)	(1,025)
Deferred commissions	747	(402)	2,682	(191)
Accounts payable	444	(356)	1,122	(1,245)
Accrued and other liabilities	8,078	4,168	(59)	(433)
Deferred revenue	7,080	7,607	9,148	10,175
Net cash provided by operating activities	13,557	11,738	13,958	8,321
Cash flows from investing activities:
Cash paid for website domain name	0	0	(2,444)	0
Cash paid for acquisition	0	(100)	0	(100)
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(1,651)	(1,064)	(2,476)	(1,870)
Maturity of marketable securities	13,000	62,525	41,579	91,965
Purchase of marketable securities	(32,572)	(1,037)	(40,517)	(36,602)
Net cash provided by (used in) investing activities	(21,223)	60,324	(3,858)	53,393
Cash flows from financing activities:
Proceeds from exercise of stock options	1,973	271	3,069	1,245
Taxes paid related to net share settlement of stock options	(126)	0	(1,351)	(1,325)
Payment of convertible note issuance costs	0	0	(217)	0
Repayment of convertible notes and financing obligation	0	(137)	(54,528)	(271)
Net cash provided by (used in) financing activities	1,847	134	(53,027)	(351)
Net change in cash and cash equivalents and restricted cash	(5,819)	72,196	(42,927)	61,363
Cash and cash equivalents and restricted cash, beginning of period	53,248	62,012	90,356	72,845
Cash and cash equivalents and restricted cash, end of period	$47,429	$134,208	$47,429	$134,208
Supplemental cash flow information:
Cash paid for interest	$0	$6	$5,685	$445
Cash paid for taxes	$259	$42	$479	$182
Right-of-use asset obtained in exchange for new operating lease liability	$0	$0	$5,516	$0
Noncash investing and financing activities:
Capital additions, accrued but not paid	$735	$117	$735	$117
Fair value of shares issued as consideration for acquisition	$0	$248	$0	$248

Exhibit 99.1

Commerce.com, Inc.

Disaggregation of Revenue

Disaggregated Revenue:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Subscription solutions	$63,656	$61,796	$125,769	$122,755
Partner and services	20,777	20,033	41,034	39,434
Revenue	$84,433	$81,829	$166,803	$162,189

Revenue by Geography:

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Revenue:
United States	$64,405	$62,428	$127,026	$123,567
EMEA	9,889	9,281	19,854	18,473
APAC	6,118	6,343	12,043	12,597
Rest of World	4,021	3,777	7,880	7,552
Revenue	$84,433	$81,829	$166,803	$162,189

Exhibit 99.1

Commerce.com, Inc

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

Loss from operations	$(6,787)	$(13,488)	$(9,197)	$(21,716)
Plus:
Stock-based compensation expense and associated payroll tax costs	7,325	10,021	12,744	18,612
Amortization of intangible assets	2,520	2,452	4,855	4,919
Acquisition related costs	111	334	444	667
Restructuring charges	1,614	2,572	3,526	2,572
Non-GAAP operating income	$4,783	$1,891	$12,372	$5,054
Non-GAAP operating income as a percentage of revenue	5.7%	2.3%	7.4%	3.1%

Reconciliation of net loss & basic net loss per share to Non-GAAP net income & Non-GAAP basic and diluted net income per share:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

Net loss	$(8,382)	$(11,255)	$(8,735)	$(17,647)
Plus:
Stock-based compensation expense and associated payroll tax costs	7,325	10,021	12,744	18,612
Amortization of intangible assets	2,520	2,452	4,855	4,919
Acquisition related costs	111	334	444	667
Restructuring charges	1,614	2,572	3,526	2,572
Gain on convertible notes extinguishment	0	0	(3,931)	0
Non-GAAP net income	$3,188	$4,124	$8,903	$9,123
Basic net loss per share	$(0.10)	$(0.15)	$(0.11)	$(0.23)
Non-GAAP basic net income per share	$0.04	$0.05	$0.11	$0.12
Non-GAAP diluted net income per share	$0.04	$0.05	$0.11	$0.12
Shares used to compute basic net loss per share and basic Non-GAAP net income per share	80,122	77,456	79,482	77,041
Shares used to compute diluted Non-GAAP net income per share	80,988	79,291	80,660	79,085
Non-GAAP net income as a percentage of revenue	3.8%	5.0%	5.3%	5.6%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

Net loss	$(8,382)	$(11,255)	$(8,735)	$(17,647)
Plus:
Stock-based compensation expense and associated payroll tax costs	7,325	10,021	12,744	18,612
Amortization of intangible assets	2,520	2,452	4,855	4,919
Acquisition related costs	111	334	444	667
Restructuring charges	1,614	2,572	3,526	2,572
Depreciation	946	1,060	2,190	2,079
Gain on convertible notes extinguishment	0	0	(3,931)	0
Interest income	(1,171)	(3,196)	(2,471)	(6,374)
Interest expense	2,522	720	5,065	1,440
Other expenses	23	111	130	443
Provision for income taxes	221	132	745	422
Adjusted EBITDA	$5,729	$2,951	$14,562	$7,133
Adjusted EBITDA as a percentage of revenue	6.8%	3.6%	8.7%	4.4%

Reconciliation of Cost of revenue to Non-GAAP cost of revenue:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

Cost of revenue	$17,739	$19,811	$34,723	$38,250
Less:
Stock-based compensation expense and associated payroll tax costs	720	1,028	1,466	1,684
Non-GAAP cost of revenue	$17,019	$18,783	$33,257	$36,566
As a percentage of revenue	20.2%	23.0%	19.9%	22.5%

Exhibit 99.1

Reconciliation of Sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

Sales and marketing	$35,071	$34,425	$65,437	$66,857
Less:
Stock-based compensation expense and associated payroll tax costs	1,820	3,138	3,595	5,005
Non-GAAP sales and marketing	$33,251	$31,287	$61,842	$61,852
As a percentage of revenue	39.4%	38.2%	37.1%	38.1%

Reconciliation of Research and development expense to Non-GAAP research and development expense:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

Research and development	$18,310	$20,287	$37,516	$40,275
Less:
Stock-based compensation expense and associated payroll tax costs	2,740	3,273	5,782	6,749
Non-GAAP research and development	$15,570	$17,014	$31,734	$33,526
As a percentage of revenue	18.4%	20.8%	19.0%	20.7%

Reconciliation of General and administrative expense to Non-GAAP general and administrative expense:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Revenue	$84,433	$81,829	$166,803	$162,189

General & administrative	$15,855	$15,436	$29,499	$30,365
Less:
Stock-based compensation expense and associated payroll tax costs	2,045	2,582	1,901	5,174
Non-GAAP general & administrative	$13,810	$12,854	$27,598	$25,191
As a percentage of revenue	16.4%	15.7%	16.5%	15.5%

Exhibit 99.1

Reconciliation of net cash provided by operating activities to free cash flow:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
(in thousands)
Net cash provided by operating activities	$13,557	$11,738	$13,958	$8,321
Cash paid for website domain name	0	0	(2,444)	0
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(1,651)	(1,064)	(2,476)	(1,870)
Free cash flow	$11,906	$10,674	$9,038	$6,451